UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2007
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:(860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX
EX-3.2:	Amended and Restated Bylaws

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 12, 2007, the Board of Directors of Rockville Financial, Inc. approved amendments to its Bylaws to comply with the NASDAQ Global Select Stock Market’s requirement that all securities listed on the Exchange must be eligible for a Direct Registration System on and after January 1, 2008. By allowing for the issuance of uncertificated shares in the Bylaws, the Company has become eligible to participate in the Direct Registration System currently administered by the Depository Trust Company. This system allows an investor’s ownership in securities to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical certificate. The system also allows the transfer agent and broker to transfer shares electronically. The amendments to the Bylaws further provide that a shareholder shall be entitled to a physical certificate upon written request to the transfer agent or registrar of the Company.

The Bylaws, as amended and restated, are filed as Exhibit 3.2 to this Current Report, and amended Article V is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ Gregory A. White
Gregory A. White
Senior Vice President/ Chief Financial Officer